EXHIBIT 10.1

THIRD AMENDMENT OF
LEASE AGREEMENT

THIS AGREEMENT is executed in duplicate and effective this 31st day of January, 2014, by and between PURDUE RESEARCH FOUNDATION , an Indiana corporation (formed and existing under the Indiana Foundation or Holding Companies Act, Acts of 1921, ch. 25), (“PRF”), and ENDOCYTE (“COMPANY”). In consideration of their mutual promises contained in this Amendment, the parties agree as follows:

WHEREAS, the parties hereto have entered into a Lease Agreement dated January 30, 2013, with a First Amendment of Lease Agreement dated May 17, 2013, and a Second Amendment of Lease Agreement dated July 7, 2013 between PRF and COMPANY for certain premises at the Purdue Technology Center located at 3000 Kent Avenue, West Lafayette, Indiana; and

WHEREAS, the parties wish to amend provisions of the agreement:

NOW, THEREFORE, IN CONSIDERATION OF the mutual promises and covenants herein, it is agreed between the parties hereto as follows:

1.	The Description of the Lease Premises shall read as follows:

24,020 square feet in Suites A1-100, A1-200, B1-008, B1-200, B1-201, B1-202, B1-203, B1-300, B1-400, B1-500, A2-100, A2-300, B2-300, B2-400, B2-500, B2-603, B2-700, B2-900, and C1-201 (the “Leased Property”) located in the PURDUE TECHNOLOGY CENTER at 3000 Kent Avenue, West Lafayette, Indiana (the “Building”) in the Purdue Research Park (the “Park”). The Leased Property is more particularly shown on EXHIBIT A, attached to this Lease and made a part of this lease by this reference.

2.	The Monthly Rent Installment shall be Forty Seven Thousand Six Hundred Fourteen and 46/100 Dollars ($47,614.46).

3.	It is further agreed that all of the terms and conditions of said aforementioned Lease Agreement dated January 30, 2013, with a First Amendment of Lease Agreement dated May 17, 2013, and a Second Amendment of Lease Agreement dated July 7, 2013, except as hereby amended, are hereby affirmed and shall remain in full force and effect during the remainder of the term thereof.

WITNESS the signatures and seal of the above parties the day and year first above written.

PURDUE RESEARCH FOUNDATION		ENDOCYTE

By:	/s/ David L. Hodde	By:	/s/ Mike Sherman
	David L. Hodde		Mike Sherman
	Assistant Vice President		Chief Financial Officer
Director of Real Estate

		By:	/s/ P. Ron Ellis
P. Ron Ellis
President/CEO

EXHIBIT A

LEASED PREMISES

Unit A1-200	Office Space	9,131 square feet
Unit B1-008	Office Space	80 square feet
Unit B1-200	Office Space	168 square feet
Unit B1-201	Office Space	230 square feet
Unit B1-202	Office Space	224 square feet
Unit B1-203	Office Space	363 square feet
Unit B1-300	Office Space	906 square feet
Unit B1-400	Office Space	(included in A1-200)
Unit A2-101	Office Space	253 square feet
Unit A2-104	Office Space	216 square feet
Unit A2-105	Office Space	161 square feet
Unit A2-108	Office Space	215 square feet
Unit A2-301	Office Space	325 square feet
Unit A2-304	Office Space	216 square feet
Unit A2-305	Office Space	161 square feet
Unit B2-300	Office Space	149 square feet
Unit B2-400	Office Space	1,513 square feet
Unit B2-500	Office Space	148 square feet
Unit B2-603	Office Space	253 square feet
Unit B2-700	Office Space	148 square feet
Unit B2-900	Office Space	149 square feet
Unit C1-201	Office Space	324 square feet

Total Office Space		15,333 square feet

Unit A1-100	Lab Space	4,069 square feet
Unit B1-500	Lab Space	690 square feet
Unit A2-102	Lab Space	367 square feet
Unit A2-103	Lab Space	325 square feet
Unit A2-106	Lab Space	495 square feet
Unit A2-107	Lab Space	477 square feet
Unit A2-302	Lab Space	339 square feet
Unit A2-303	Lab Space	409 square feet
Unit B2-300	Lab Space	379 square feet
Unit B2-500	Lab Space	380 square feet
Unit B2-700	Lab Space	378 square feet
Unit B2-900	Lab Space	379 square feet

Total Lab Space		8,687 square feet